Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Alan Schnaid, Interim Chief Financial Officer, Senior Vice President, Corporate Controller and Principal Accounting Officer of Starwood Hotels & Resorts Worldwide, Inc. (Starwood), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Starwood for the quarter ended June 30, 2014 (the Form 10-Q) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Alan M. Schnaid
Alan M. Schnaid
Interim Chief Financial Officer, Senior Vice President, Corporate Controller and Principal Accounting Officer
Starwood Hotels & Resorts Worldwide, Inc.

July 24, 2014